Exhibit 99.1

For further information, please contact ACE*COMM Investor Relations at (301) 721-3123 or investor@acecomm.com.

ACE*COMM CORPORATION REPORTS FINANCIAL RESULTS FOR THE SECOND
QUARTER OF FISCAL YEAR 2004

Gaithersburg, MD — February 04, 2004 — ACE*COMM Corporation (NASDAQ:ACEC), a global provider of advanced operations support systems (OSS) solutions for communications networks, today reported financial results for the second quarter of fiscal year 2004, which ended December 31, 2003. The Company reported revenues of $2.4 million for the quarter, which compares to $4.1 million for the same quarter in fiscal year 2003. Net loss for the quarter was $1.5 million, or a net loss of $.14 per fully diluted share, compared to net income of $81 thousand, or net income of $.01 per fully diluted share for the same quarter in fiscal year 2003.

For the first six months of fiscal 2004, the Company recorded revenues of $4.9 million, compared to $8.2 million for the first six months of fiscal 2003. The net loss and loss per fully diluted share were $2.5 million and $.24, respectively, compared to net income and earnings per fully diluted share of $172 thousand and $.02 for the same six months of fiscal 2003.

“Although these financial results do not reflect the real advances achieved in our business during these first six months, the substantial progress that has been made should be reflected in our financial results later this fiscal year,” said George T. Jimenez, CEO of ACE*COMM. “We just announced, for example, an acquisition of the Intasys OSS solutions division of Mamma.com — a new development in the fulfillment of our strategy to focus on expanding our markets through the acquisition of complementary products and technologies. Ongoing Intasys revenue will appear in our fiscal year results over the next two quarters. This transaction represents another step in our growth strategy, which also includes our merger with i3Mobile in December. Additionally, the results of this quarter do not yet reflect any revenues from the contract we won with Telecom Egypt in October 2003, for the largest data collection mediation project announced in our business sector in a two year period. All three of these events support our goal to become a stronger, more vibrant player in each of our targeted market sectors.”

© 2004 ACE*COMM	News Release	1 of 5 A04.KGN.0472

Business highlights for the quarter include:
•	The signing in late January of an agreement to purchase the Intasys OSS technologies division from Mamma.com in Montreal, Canada.

•	The selection of ACE*COMM as one of the ‘Top 10 Public OSS Companies to Watch’ by Telephony Magazine.

•	The acquisition of i3 Mobile which is providing strong support for ACE*COMM’s acquisition and growth strategy.

•	The signing of four new Convergent Mediation™ contracts in both domestic and international markets.

•	The selection of ACE*COMM’S NetPlus® Enterprise OSS by Fairfax County — one of nation’s largest counties — for key communications systems performance and cost management applications.

Added Steven R. Delmar, CFO of ACE*COMM: “We are maintaining our cautious approach to our expense structure, and will continue to be sensitive to costs when incorporating new technologies and integrating Intasys’ assets. We expect that the flat revenues of this quarter will be offset by significant third and fourth quarter increases above the first and second quarter levels, due primarily to current increases in backlog and revenue from Intasys’ customers. As announced earlier, we anticipate an overall increase for fiscal year 2004 as compared to fiscal year 2003. As our revenues increase, we should see some benefits from our conservative approach on the expense side.”

ACE*COMM will host an earnings teleconference call this evening, Wednesday, February 4, 2004 at 5:30 pm, Eastern Standard Time, to discuss the second quarter results. To participate, please call 877-282-2315. When prompted, enter the ACE*COMM reservation number 383112. Internet users can hear a simultaneous live Webcast of the teleconference at http://acecomm.com or http://www.companyboardroom.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on February 4, 2004.

About ACE*COMM
ACE*COMM is a global provider of advanced Convergent Mediation™ products and Enterprise Telemanagement software applications. ACE*COMM’s solutions are employed in wired and wireless networks that deliver voice, data, mixed media and Internet communications. Their proven technology provides the ability to capture, secure, validate, and enhance data from multiple networks. These operations are performed interactively with a data warehouse, and processed information is distributed in near real-time, to all types of carrier OSS (Operations Support Systems) and BSS (Business Support Systems). Solutions are matched to each customer’s business environment. They provide the analytical tools required to extract knowledge from operating networks — knowledge our customers use to generate more revenue, reduce costs, accelerate time-to-market for new services, and deliver more effective customer support.

For more than 20 years, ACE*COMM technology has been effectively deployed in over 3500 installations in more than 65 countries world-wide — including over 100 installations in China — enabling the success of customers and partners such as AT&T, Cisco, Marconi, Motorola, Alcatel, General Dynamics, TRW, Unisys and Siemens. ACE*COMM is a registered ISO 9001 quality standard company. For more information, visit www.acecomm.com.

© 2004 ACE*COMM	News Release	2 of 5 A04.KGN.0472

ACE*COMM, NetPlus, the ACE*COMM logo and N*VISION are registered trademarks, and Convergent Mediation is a trademark of ACE*COMM Corporation.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual future events to differ materially from those projected, including, but not limited to: the failure of anticipated demand to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support its operations, and other risks detailed from time to time in the Company’s Report on Form 10-Q and other reports filed with the Securities Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

© 2004 ACE*COMM	News Release	3 of 5 A04.KGN.0472

ACE*COMM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	June 30,
	2003	2003
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,564	$1,570
Accounts receivable, net	4,428	4,825
Inventories, net	791	700
Prepaid expenses and other	310	265

Total current assets	12,093	7,360
Property and equipment, net	545	875
Other assets	—	9

Total assets	$12,638	$8,244

Liabilities and Stockholders’ Equity

Current liabilities:
Borrowings	$840	$433
Accounts payable	956	636
Accrued expenses	1,027	341
Accrued compensation	480	706
Deferred revenue	1,039	1,303

Total liabilities	4,342	3,419

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 45,000,000 shares authorized, 13,719,191and 9,807,440 shares issued and outstanding	137	98
Additional paid-in capital	27,862	21,933
Accumulated deficit	(19,703)	(17,206)

Total stockholders’ equity	8,296	4,825

Total liabilities and stockholders’ equity	$12,638	$8,244

© 2004 ACE*COMM	News Release	4 of 5 A04.KGN.0472

ACE*COMM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$2,414	$4,071	$4,879	$8,162
Cost of revenue	1,718	1,871	3,287	3,644

Gross profit	696	2,200	1,592	4,518
Selling, general, and administrative	2,112	2,058	3,850	4,240
Research and development	92	55	222	93

(Loss) income from operations	(1,508)	87	(2,480)	185
Interest expense	(9)	(6)	(17)	(13)

(Loss) income before income taxes	(1,517)	81	(2,497)	172
Benefit for income taxes	—	—	—	—

Net (loss) income	$(1,517)	$81	$(2,497)	$172

Basic net (loss) income per share	$(.14)	$0.01	$(.24)	$0.02

Diluted net (loss) income per share	$(.14)	$0.01	$(.24)	$0.02

Shares used in computing net (loss) income per share:
Basic	10,995	9,311	10,407	9,317

Diluted	10,995	9,334	10,407	9,329

© 2004 ACE*COMM	News Release	5 of 5